                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                  FORM 8-K/A

                                AMENDMENT NO. 2

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):        AUGUST 31, 1998
                                                     ------------------------



                               WESTOWER CORPORATION
           --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             WASHINGTON            333-32963              91-1825860
          ---------------------------------------------------------------
          (State or Other         (Commission        (IRS Employer
           Jurisdiction of        File Number)       Identification No.)
           Incorporation)


            7001 N.E. 40TH AVENUE, VANCOUVER, WASHINGTON  98661
          ---------------------------------------------------------------
          (Address of Principal Executive Offices)        (Zip Code)



     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (360) 750-9355
                                                           --------------



-----------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     This Amendment No. 2 to Westower Corporation's Current Report on Form 8-K dated September 15, 1998 is being filed to make minor typographical corrections to the Item 7 financial statements of CORD Communications, Inc. filed in connection with Westower Corporation's acquisition of that Company, including the following:

     . Note 1 - Summary of Significant Accounting Policies: The first sentence of the last paragraph is revised to delete the words "and changes in accounting policy;"

     . Note 5 - Costs and Estimated Earnings on Contracts in Progress: The June 30, 1997 entry for "Billings in excess of costs and estimated earnings on contracts in progress" is revised from $66,282 to $666,282;

     . Note 6 - Contract Backlog: The June 30, 1998 entry for "Backlog balance, end of year" is revised from ($840,447) to a positive $840,447;

     . Note 7 - Income Taxes: The June 30, 1997 entry for Deferred Federal and State income taxes is revised from ($1,339,829) to a positive $1,339,829.

     In accordance with the requirements of the Securities and Exchange Commission, the entirety of Item 7 is set forth below.

     On August 31, 1998, Westower Corporation (the "Company") completed the acquisition of CORD Communications, Inc., a California corporation ("Cord"), pursuant to an Agreement and Plan of Merger with Cord, Cord's stockholders Mark Buechley, Seth Buechley and Mark Reed, and Cord Acquisition Co., a Washington corporation and a wholly-owned subsidiary of the Company. Included below are certain financial statements and pro forma information of Cord.

(a)  Financial statements of CORD Communications, Inc.

     Audited financial statements for June 30, 1998 and 1997:

CONTENTS
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----
INDEPENDENT AUDITOR'S REPORT                                                   1

FINANCIAL STATEMENTS

     Balance sheets                                                            2

     Statements of operations                                                  3

     Statements of changes in stockholders' equity (deficit)                   4

     Statements of cash flows                                                  5

     Notes to financial statements                                          6-15

INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
CORD Communications, Inc.


We have audited the accompanying balance sheets of CORD Communications, Inc. as of June 30, 1998 and 1997, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An Audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CORD Communications, Inc. as of June 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As described in note 13 to the financial statements, the Company was sold subsequent to June 30, 1998.



Beaverton Oregon
October 21, 1998

                                                       CORD COMMUNICATIONS, INC.
                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                   JUNE 30,
                                                                          --------------------------
                                                                                1998        1997
                                                                          ------------   -----------
                            ASSETS
                            ------

CURRENT ASSETS
     Cash and cash equivalents                                            $    27,730    $   913,514
     Accounts receivable - trade, (net of allowance)                        1,951,901      2,452,205
     Costs and estimated earnings in excess of billings on
      uncompleted contracts                                                   151,817        735,634
     Unbilled amounts on completed contracts                                  175,209        394,502
     Accrued interest receivable                                               14,410          7,744
     Employee advances                                                          1,471          5,961
     Refundable income taxes                                                  440,320              -
     Prepaid expenses                                                          43,392         11,069
                                                                          ------------   -----------
          Total current assets                                              2,806,250      4,520,629

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION                       401,834        399,218

OTHER ASSETS                                                                   42,949         39,749
                                                                          ------------   -----------
          Total assets                                                    $ 3,251,033    $ 4,959,596
                                                                          ============   ===========

                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                   ----------------------------------------------

CURRENT LIABILITIES
     Accounts payable - trade                                             $ 1,459,981    $ 1,247,921
     Note payable                                                             500,000        155,000
     Notes payable - stockholder and related party                                  -         87,402
     Current portion, long-term debt and capital lease oligations              38,897         48,474
     Accrued wages and payroll taxes                                          243,426        193,051
     Other accrued liabilities                                                 83,562         17,832
     Billings in excess of costs and estimated earnings on
      uncompleted contracts                                                   443,185         69,352
     Income taxes payable                                                           -        547,000
     Deferred income taxes                                                    194,800        841,478
                                                                          ------------   -----------
          Total current liabilities                                         2,963,851      3,207,510
                                                                          ------------   -----------

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS                                   53,766         86,121
                                                                          ------------   -----------
DEFERRED INCOME TAXES                                                         260,700              -
                                                                          ------------   -----------
STOCKHOLDERS' EQUITY (DEFICIT)
     Common stock, $1 par value, 1,000,000 shares authorized,
      2,000 shares issued, 873 shares outstanding                                 873            873
     Additional paid-in-capital                                               350,878        350,878
     Retained earnings (deficit)                                             (318,437)     1,374,812
     Note receivable - stock subscription                                     (60,598)       (60,598)
                                                                          ------------   -----------
          Total stockholders' equity (deficit)                                (27,284)     1,665,965
                                                                          ------------   -----------
          Total liabilities and stockholders' equity                      $ 3,251,033    $ 4,959,596
                                                                          ============   ===========

See accompanying notes.                                                        2
--------------------------------------------------------------------------------

                                                       CORD COMMUNICATIONS, INC.
                                                        STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                YEAR ENDED JUNE 30,
                                             ---------------------------------------------------------
                                                        1998                          1997
                                             --------------------------     --------------------------
                                                AMOUNT        PERCENT          AMOUNT         PERCENT
                                             ------------    ----------     -------------    ---------
CONTRACT REVENUES                            $ 11,010,207        100.00%    $  15,902,768       100.00%

COST OF CONTRACTS
  Subcontractor                                 3,642,346         33.08         3,522,513        22.15
  Labor                                         2,754,248         25.02         3,672,345        23.09
  Materials and supplies                        1,532,546         13.92         2,008,403        12.63
  Equipment costs and rental                      615,980          5.59           867,399         5.45
  Other                                           805,431          7.32           875,529         5.51
                                             ------------    ----------     -------------    ---------
       Total cost of contracts                  9,350,551         84.93        10,946,189        68.83

GROSS PROFIT                                    1,659,656         15.07         4,956,579        31.17

GENERAL AND ADMINISTRATIVE
 EXPENSES                                       4,157,468         37.76         1,916,076        12.05
                                             ------------    ----------     -------------    ---------

OPERATING INCOME (LOSS)                        (2,497,812)       (22.69)        3,040,503        19.12

OTHER INCOME (EXPENSES)
  Interest income                                  10,887          0.10             8,044         0.05
  Interest expense                                (41,521)        (0.38)         (100,982)       (0.63)
  Other                                            37,088          0.34            18,826         0.12
                                             ------------    ----------     -------------    ---------
       Total other income (expenses)                6,454          0.06           (74,112)       (0.46)

INCOME (LOSS) BEFORE INCOME TAXES              (2,491,358)       (22.63)        2,966,391        18.66

PROVISION FOR INCOME TAXES                       (798,109)        (7.25)        1,339,829         8.43
                                             ------------    ----------     -------------    ---------

NET (LOSS) INCOME                            $ (1,693,249)       (15.38)    $   1,626,562        10.23%
                                             ============    ==========     =============    =========


See accompanying notes                                                         3
--------------------------------------------------------------------------------


                                                                                      CORD COMMUNICATIONS, INC.
                                                         STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
---------------------------------------------------------------------------------------------------------------

                                                                                       NOTE
                                 COMMON STOCK         ADDITIONAL      RETAINED      RECEIVABLE
                              -------------------
                                                       PAID-IN        EARNINGS         STOCK
                              SHARES       AMOUNT      CAPITAL       (DEFICIT)      SUBSCRIPTION      TOTAL
                              ------       ------     ----------     ---------      ------------      -----
BALANCE, June 30, 1996         873          $873      $350,878      $  (251,750)    $(80,207)      $    19,794

Receipts on note receivable
 stock subscription              -             -             -                -       19,609            19,609

Net income for the year          -             -             -        1,626,562            -         1,626,562
                               ---          ----      --------      -----------     --------       -----------
BALANCE, June 30, 1997         873           873       350,878        1,374,812      (60,598)        1,665,965
                               ---          ----      --------      -----------     --------       -----------
Loss for the year                -             -             -       (1,693,249)           -        (1,693,249)
                               ---          ----      --------      -----------     --------       -----------

BALANCE, June 30, 1998         873          $873      $350,878      $  (318,437)    $(60,598)      $   (27,284)
                               ===          ====      ========      ===========     ========       ===========

See accompanying notes.                                                        4
---------------------------------------------------------------------------------------------------------------

                                                       CORD COMMUNICATIONS, INC.
                                                        STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                     YEAR ENDED JUNE 30,
                                                                                 --------------------------
                                                                                 1998                  1997
                                                                                 ----                  ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                         $(1,693,249)          $ 1,626,562
   Adjustments to reconcile net income (loss) to net cash from operating activities:
     Depreciation and amortization                                               131,561                73,507
     Deferred income taxes                                                      (385,978)              780,000
     Gain (loss) on sale of fixed assets                                          10,436                (4,284)
   Changes in certain operating assets and liabilities:
     Accounts receivable - trade                                                 500,304            (1,716,878)
     Costs and estimated earnings in excess of billings                          583,817              (662,048)
     Unbilled amounts on completed contracts                                     219,293              (394,502)
     Accrued interest receivable                                                  (6,666)                3,466
     Employee advances                                                             4,490                (4,976)
     Refundable income taxes                                                    (440,320)                    -
     Prepaid expenses                                                            (32,323)                  (16)
     Other assets                                                                 (3,200)              (26,074)
     Accounts payable - trade                                                    212,060               875,528
     Accrued wages and payroll taxes                                              50,375               143,130
     Other accrued liabilities                                                    65,730                (1,702)
     Billings in excess of costs and estimated earnings                          373,833               (65,560)
     Income taxes payable                                                       (547,000)              542,654
                                                                              ----------            ----------
          Net cash from operating activities                                    (956,837)            1,168,807
                                                                              ----------            ----------

CASH FLOWS RELATED TO INVESTING ACTIVITIES
  Decrease (increase) in note receivable - stock subscription                          -                19,609
  Proceeds from sale of equipment                                                  2,800                     -
  Purchase of property and equipment                                            (147,413)             (290,046)
                                                                              ----------            ----------
          Net cash from investing activities                                    (144,613)             (270,437)
                                                                              ----------            ----------
CASH FLOWS RELATED TO FINANCING ACTIVITIES
 Proceeds from issuance of long-term debt and capital lease obligation             8,000               123,620
 Principal payments on long-term debt and capital lease obligations              (49,932)              (60,481)
 Proceeds from stockholder loans                                                       -                 6,767
 Principal payments on stockholder loans                                         (87,402)                    -
 Net change in notes payable                                                     345,000              (110,000)
                                                                              ----------            ----------
          Net cash from financing activities                                     215,666               (40,094)
                                                                              ----------            ----------
NET (DECREASE) INCREASE IN CASH                                                 (885,784)              858,276

CASH AND CASH EQUIVALENTS, beginning of year                                     913,514                55,238
                                                                              ----------            ----------
CASH AND CASH EQUIVALENTS, end of year                                       $    27,730           $   913,514
                                                                              ==========            ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION

 Interest paid                                                               $    41,521           $   100,982
                                                                              ==========            ==========
 Interest received                                                           $     4,221           $    11,510
                                                                              ==========            ==========
 Income taxes paid                                                           $   575,188           $       505
                                                                              ==========            ==========

See accompanying notes.                                                        5
--------------------------------------------------------------------------------

                                                       CORD COMMUNICATIONS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS - CORD Communications, Inc. was incorporated in July 1994 in the state of California. The Company constructs cellular communication sites, underground and overhead telephone and utility lines, and commercial tenant improvements. In addition, they perform site acquisition and lease negotiations, and provide land use planning services. The Company operates primarily in California, Washington, and Oregon.

     CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. At June 30, 1997, cash and cash equivalents that exceeded the FDIC insurance limits were $711,410.

     ACCOUNTS RECEIVABLE - In the normal course of business, the Company extends credit to customers, principally with customers located in California, Washington, and Oregon. Collectibility of accounts receivable is periodically assessed by management. This assessment provides the basis for any allowance for doubtful accounts and related bad debt expense. An allowance of $83,000 was considered necessary by management at June 30, 1998. No allowance for doubtful accounts was considered necessary by management as of June, 30 1997. A concentration of credit risk exists in connection with the Company's trade customers due to the proximity of location and services provided. As of June 30, 1998 and 1997, the Company had accounts receivable balances of $1,951,901 and $2,452,205, which were exposed to the concentration of credit risk. Credit risk related to contract receivables is minimized by the Company's rights under lien laws on contracts subject to those laws.

     REVENUE AND COST RECOGNITION - Revenues from fixed-price construction contracts are recognized on the percentage of completion method, measured on the basis of cost incurred to date to total estimated cost for each contract. Because of inherent uncertainties in estimating cost to complete, it is at least reasonably possible that the estimates used will change in the near term.

     Contract costs include all direct material, equipment and labor costs, subcontract costs and those indirect costs related to contract performance, such as supplies, travel and per diem costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Claims are generally included in contract revenues when settled.

                                                                               6
--------------------------------------------------------------------------------

                                                       CORD COMMUNICATIONS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     The asset, "Cost and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in advance of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in advance of revenues recognized.

     Property and Equipment - Property and equipment is carried at cost and is depreciated on the straight-line method over the estimated useful lives of the assets.

               Vehicles                               5 years
               Office furniture and equipment         3 to 7 years
               Construction equipment                 5 to 7 years
               Leasehold improvements                 3 years

     Property and equipment consisted of the following at June 30, 1998 and 1997, respectively:

                                                          June 30,
                                                --------------------------
                                                   1998            1998
                                                ----------      ----------
          Vehicles                              $  342,782      $  257,864
          Office furniture and equipment           183,760         137,735
          Construction equipment                   119,028         112,648
          Leasehold improvements                    19,361          19,361
                                                ----------      ----------
                                                   664,931         545,608
          Less accumulated depreciation           (263,097)       (146,390)
                                                ----------      ----------
                                                $  401,834      $  399,218
                                                ==========      ==========

     The cost and related accumulated depreciation of assets sold or disposed are removed from the accounts, and any resulting gain or loss is included in operations. Repairs and maintenance expenditures are expensed as incurred.

     INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements, and consist of taxes currently due plus deferred taxes related primarily to different methods of accounting for depreciation and the use of the cash method for income tax purposes. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

                                                                               7
--------------------------------------------------------------------------------

                                                       CORD COMMUNICATIONS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     Use of estimates in preparation of financial statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates used in preparing these financial statements include estimated costs to complete which have a direct effect on gross profit.

     Valuation of long lived assets - The Company periodically reviews long-lived assets and certain identifiable intangibles whenever events of changes in circumstance indicate that the carrying amount of an asset may not be recoverable. There were no provisions for impairment during 1998 or 1997.

NOTE 2 - NOTE PAYABLE

     The Company has a line of credit with South Umpqua State Bank, which bears interest at the Wall Street Journal's published prime rate plus 1%. The Company may borrow up to $1,000,000 under the terms of the line of credit. The note is collateralized by equipment, intangible assets, chattel paper accounts, equipment, and general intangibles. The note payable is also personally guaranteed by the stockholders of the Company. Borrowing on the line is limited to 70% of receivables less than 90 days old, less retainage receivables. The line of credit was scheduled to expire on February 1, 1999, however, the note was paid off on September 1, 1998 (see Note 13).

                                                                               8
--------------------------------------------------------------------------------

                                                       CORD COMMUNICATIONS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

                                                                          JUNE 30
                                                                  -----------------------
                                                                     1998         1997
                                                                  ----------   ----------
     Notes payable to Ford Motor Credit Corp. with
        interest from 9.75% to 10.25%, payable in
        monthly installments of $1,149, including
        interest, maturing from 1999 through 2001,
        collateralized by vehicles                                $   25,798   $   36,431

     Notes payable to South Umpqua State Bank with
        interest from 8.48% to 10.75%, payable in
        monthly installments of $1,950, including
        interest maturing from 1998 through 2001,
        collateralized by vehicles                                    21,968       36,074

     Note payable to Damerow Ford with interest at
        8.65%, payable in monthly installments of
        $646, including interest, maturing in 2001,
        collateralized by a vehicle                                   21,349       26,950

     Note payable on equipment with interest from
        1.9%, to 11.5% payable in monthly installments
        of $1,716, including interest, maturing in 1998
        through 2001, collateralized by equipment                     11,518       28,068

     Capital lease obligations for equipment, payable
        in monthly installments of $608, including
        interest, imputed from 15.29% to 20.92% maturing
        in 1999 through 2001, collateralized by equipment             12,030        7,072
                                                                  ----------   ----------
                                                                      92,663      134,595
     Less current portion                                            (38,897)     (48,474)
                                                                  ----------   ----------
     Long-term portion                                            $   53,766   $   86,121
                                                                  ==========   ==========

  Future maturities of long-term debt are as follows:

          Year ending                          Amount
            June 30                           Maturing
          -----------                         ---------
             1999                             $  38,897
             2000                                27,571
             2001                                22,396
             2002                                 3,743
             2003                                    56
                                              ---------
                                              $  92,663
                                              =========
                                                                               9
--------------------------------------------------------------------------------

                                                   CORD COMMUNICATIONS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4 - OPERATING LEASE COMMITMENTS

     The Company leases office and storage space, vehicles, and communication analyzing equipment under non-cancelable operating leases expiring on various dates through February 2000. Total rental payments amounted to $229,482 and $109,964 for the years ended June 30, 1998 and 1997, respectively.

     Future minimum rental commitments under non-cancelable leases payable over the remaining lives of the leases are:

                                                           Minimum
                              Year ending                   Lease
                               June 30,                   Payments
                               --------                   --------
                                1999                     $  73,793
                                2000                         7,098
                                                         ---------
                                                         $  80,891
                                                         =========


NOTE 5 - COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROGRESS

     The Company has recorded the following costs and estimated earnings on contracts in progress:

                                                              June 30,
                                                     -------------------------
                                                         1998         1997
                                                     -----------   -----------
     Costs incurred on contracts in progress         $1,506,191    $ 1,563,604
     Estimated earnings                                 402,937        807,434

          Revenue recognized to date                  1,909,128      2,371,038

          Less billings to date                      (2,200,496)    (1,704,756)
                                                     -----------   -----------
                                                     $ (291,368)   $   666,282
                                                     ===========   ===========

                                                                              10
--------------------------------------------------------------------------------

                                                       CORD COMMUNICATIONS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5 - COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROGRESS
         (CONTINUED)

     Included in the accompanying balance sheet under the following captions:

                                                                 JUNE 30,
                                                          ----------------------
                                                             1998        1997
                                                          ----------  ----------
     Costs and estimated earnings in excess of
        billings on contracts in progress                 $  151,817  $  735,634

     Billings in excess of costs and estimated
        earnings on contracts in progress                   (443,185)   (69,352)
                                                          ----------  ----------
                                                          $ (291,368) $ 666,282
                                                          ==========  ==========

NOTE 6 - CONTRACT BACKLOG

     The following schedule summarizes changes in backlog on contracts during the year ended June 30, 1998 and 1997, Backlog represents the amount of gross revenue the Company expects to realize from work to be performed on contracts in progress at year-end.

                                                               JUNE 30,
                                                      ------------------------
                                                          1998        1997
                                                      -----------  -----------
     Backlog balance, beginning of year               $ 1,279,115  $ 2,568,957
     New contracts during the year                     10,571,539   14,612,926
                                                      -----------  -----------
                                                       11,850,654   17,181,883

     Less: contract revenue earned during the year    (11,010,207) (15,902,768)
                                                      -----------  -----------
     Backlog balance, end of year                     $   840,447  $ 1,279,115
                                                      ===========  ===========

                                                                              11
--------------------------------------------------------------------------------

                                                   CORD COMMUNICATIONS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7 - INCOME TAXES

     The provision for income taxes consists of the following:

                                                          June 30,
                                                 -------------------------
                                                     1998          1997
                                                 -----------  ------------
     Current
        Federal                                  $ (404,249)  $    426,013
        State                                        (7,883)       133,816
                                                 ----------   ------------
                                                   (412,132)       559,829
                                                 ----------   ------------

     Deferred
        Federal                                    (308,781)       624,000
        State                                       (77,196)       156,000
                                                 ----------   ------------
                                                   (385,977)       780,000
                                                 ----------   ------------
                                                 $ (798,109)  $  1,339,829
                                                 ==========   ============

     The difference between the actual income tax provision (benefit) and the tax provision (benefit) computed by applying the statutory federal rate to income (loss) before taxes is attributable to the following:

                                                                       June 30,
                                                   --------------------------------------------------
                                                             1998                        1997
                                                   -----------------------      ---------------------
                                                     Amount          %            Amount         %
                                                   ---------    ----------      ----------   --------
     Federal statutory income tax
       provision (benefit)                      $  (847,052)       (34.0%)     $ 1,008,573      34.0%

     State statutory income tax
       provision (benefit)                         (211,766)       ( 8.5%)         252,143       8.5%

     Carryback of net operating losses (NOL)
      in years with rates different than
      statutory rates                                13,300          0.5%              -          -

     Change in valuation allowance for
      deferred taxes                                283,370         11.4%              -          -

     Other                                          (35,951)       ( 1.4%)          79,113       2.7%
                                                  ---------     ---------       ----------   --------
     Actual income tax provision (benefit)      $  (798,109)       (32.0%)     $ 1,339,829      45.2%
                                                  =========     =========       ==========   ========

                                                                              12
--------------------------------------------------------------------------------

                                                   CORD COMMUNICATIONS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7 - INCOME TAXES (CONTINUED)

     The composition of the deferred income tax assets and liabilities at June 30, 1998 and 1997 are:

                                                                     June 30,
                                                           ---------------------------
                                                              1998            1997
                                                           ----------     ------------
           Current deferred tax assets
              Differences in basis in assets
               due to cash method used for income
               taxes                                       $      -       $    751,789

              Bad debts, vacation accrual and other           115,100              -
              Tax benefit of net operating loss
               carryforwards                                  283,370              -
              Valuation allowance                            (283,370)             -
                                                           ----------     ------------
                                                              115,100          751,789
                                                           ----------     ------------

           Current deferred tax liabilities
              Differences in basis in liabilities
               due to cash method used for income
               taxes                                              -         (1,593,267)
              Difference in revenue recognized on
               uncompleted contracts                         (171,300)             -
              Deferral of taxes from conversion from
               cash to accrual completed contract            (134,500)             -
              Other                                            (4,100)             -
                                                           ----------     ------------
                                                             (309,900)      (1,593,267)
                                                           ----------     ------------

           Net current deferred tax liabilities            $ (194,800)    $   (841,478)
                                                           ==========     ============

           Non-current deferred tax assets
              Capitalization differences between
               financial and tax accounting                $    9,000     $      1,266
              Other                                            19,300              -
                                                           ----------     ------------
                                                               28,300            1,266
                                                           ----------     ------------

           Non-current deferred tax liabilities
              Deferral of taxes from conversion from
               cash to accrual completed contract            (269,000)             -

              Depreciation differences between
               financial and tax accounting                   (20,000)          (1,266)
                                                           ----------     ------------
                                                             (289,000)          (1,266)
                                                           ----------     ------------

           Net non-current deferred tax liabilities        $ (260,700)    $        -
                                                           ==========     ============

     The Company's net operating loss carryforward will expire in 2013.

                                                                              13
--------------------------------------------------------------------------------

                                                       CORD COMMUNICATIONS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8 - BOND GUARANTEES

     Most of the Company's business activities are performed under contract agreements with customers which require bond guarantees from an independent surety company. As is customary in the construction industry, the Company has pledged all of its assets in order to indemnify the surety company against losses under these bond guarantees.

NOTE 9 - RELATED PARTY TRANSACTIONS

     During the year ended June 30, 1996, the Company bought back 418 shares of its stock which were owned by a principal stockholder. The buy-back of stock was accomplished by providing an unsecured promissory note for $138,063 payable upon demand, which accrued interest at the rate of 10% per annum. During the year ended June 30, 1998, the Company paid the remaining principal balance outstanding at June 30, 1997 of $87,402.

     The Company leases equipment from a principal stockholder. Lease payments for the years ended June 30, 1998 and 1997 were $57,600 and $78,920, respectively. Amounts included in accounts payable that were due to the stockholder for equipment rental were $0 and $22,200 at June 30, 1998 and 1997, respectively.

     On June 30 1995, the Company had an outstanding unsecured note receivable from a stockholder which it had received in exchange for the issuance of common stock. The note is payable upon demand and accrues interest at the rate of 10% per annum. The Company received payments of principal and interest of $0 and $30,820 at June 30, 1998 and 1997, respectively. The remaining principal balance owed the Company at June 30, 1998 and 1997 was $60,598. The Company's accrued interest balance at June 30, 1998 and 1997 was $14,410 and $7,744, respectively.

NOTE 10 - DEFINED CONTRIBUTION PENSION PLAN

     Effective January 1997, the Company adopted a 401(k) retirement plan that covers all employees who have completed one year of service and are at least 21 years of age. The Company's contributions, which are discretionary, are allocated to participants based on a percentage of wages, Participants may also make elective contributions. Employer pension expense for the year ended June 30, 1998 and 1997 totaled $28,409 and $0, respectively.

                                                                              15
--------------------------------------------------------------------------------

                                                   CORD COMMUNICATIONS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE 11 - DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     Cash, accounts receivable, accounts payable, and other current liabilities - At June 30, 1998, carrying amounts of these financial instruments approximate fair value because of their short maturities.

     Long term debt and capital lease obligations - At June 30, 1998, estimated fair value of long-term debt approximates the carrying amount of $92,663, based on current rates offered in similar debt.


NOTE 12 - YEAR 2000 COMPLIANCE

     The Company is conducting a review of its computer and other systems to identify those areas that could be affected by the "Year 2000" issue and is developing an implementation plan to resolve the issue. The Company is currently working with consultants who believe, with modifications to existing software and converting to new software hardware, the Year 2000 problem will not pose significant operational problems and is not anticipated to be material to its financial position or results of operations in any given year.


NOTE 13 - SUBSEQUENT EVENTS

     On September 1, 1998, the Company's line of credit was paid in full and canceled.

     On August 31, 1998, the stockholders of CORD Communications sold all of the outstanding shares of stock to Westower Corporation in exchange for $5,000,000 in cash and 217,312 shares of Westower stock. The stockholders can receive 347,826 additional shares contingent on the performance of CORD Communications during the twelve months following the purchase. The purchase agreement also provides that Westower will supply CORD's need for additional working capital during the twelve months following the purchase. Westower is a larger cellular tower contractor and operator, and is planning to bring its additional marketing, operational and capital resources to CORD Communications in order to grow and enhance the Company's business activities.

                                                                              15
--------------------------------------------------------------------------------

(b)  Pro forma financial information.

The unaudited pro forma condensed combined statement of income for the year ended February 28, 1998 and the six months ended August 31, 1998 combine historical statements of operations for the Company and Cord as if the acquisitions had occurred on March 1, 1997.

The unaudited pro forma condensed combined statement of income for the six months ended August 31, 1998 combines historical financial information of the Company for the six months ended August 31, 1998 and Cord for the six months ended June 30, 1998. The unaudited pro forma condensed combined statement of income for the year ended February 28, 1998 combines historical financial information of the Company for the year ended February 28, 1998 and Cord for the year ended December 31, 1997. As the most recent fiscal year end of Cord is June 30, 1998, for the purpose of the pro forma presentation, adjustments were made to present Cord's results of operations on a calendar year basis, which differs from the Company's by less than 93 days. These adjustments included combining the six months of operations ended December 31, 1997 (which were reviewed by Cord's independent auditors) with the internally prepared six months of operations ended June 30, 1997. Note that both of the aforementioned periods are included in Cord's audited financial statements contained elsewhere herein. The acquisition of Cord was completed on August 31, 1998 and the transaction is reflected in the Company's Form 10-QSB filed on October 15, 1998. Accordingly, no pro forma balance sheet has been provided as of August 31, 1998.

The business of these entities is subject to seasonal fluctuations and, therefore, the results of operations for periods less than twelve months may not be indicative of annual results. The pro forma financial statements are not necessarily indicative of the financial position or results of operations which would actually have been reported had the transaction been consummated on March 1, 1997 or which may be reported in the future. Actual results for the six months ended August 31, 1998 have been reported on the Company's Form 10QSB filed on October 15, 1998.

The pro forma data should be read in conjunction with the notes to unaudited pro forma condensed combined financial information and the historical financial statements and notes thereto of Cord contained elsewhere herein.

     1. Unaudited Condensed Combined Pro Forma Statement of Income for the year ended February 28, 1998:

           WESTOWER CORPORATION
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED FEBRUARY 28, 1998

                                                    HISTORICAL
                                             WESTOWER         CORD            PRO FORMA        PRO FORMA
                                           CORPORATION   COMMUNICATIONS      ADJUSTMENTS        COMBINED
                                         ------------------------------------------------   --------------
  CONTRACT REVENUES EARNED                37,112,000      16,541,000                         53,653,000
  COSTS OF REVENUES EARNED                27,474,000      12,444,000                         39,918,000
                                         ------------------------------------------------   --------------
           Gross profit                    9,638,000      4,097,000            0             13,735,000

  SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                 5,174,000      2,383,000         500,000      1   7,887,000
                                                                            (170,000)    2
                                         ------------------------------------------------   --------------
  OPERATING INCOME                         4,464,000      1,714,000         (330,000)        5,848,000

  OTHER INCOME(EXPENSE)
           Gain on sale of assets            125,000                                           125,000
           Other                                             39,000
           Interest income                   114,000         15,000                            129,000
           Interest expense                  (93,000)      (100,000)                          (193,000)
                                         ------------------------------------------------   --------------

                                             146,000        (46,000)            0               61,000
                                         ------------------------------------------------   --------------

  INCOME BEFORE INCOME TAXES               4,610,000      1,668,000         (330,000)        5,909,000

  INCOME TAXES                             1,633,000      1,575,000        (1,140,000)   3   2,068,000
                                         ------------------------------------------------   --------------

  NET INCOME                               2,977,000        93,000          810,000          3,841,000
                                         ================================================   ==============

  Basic earnings per share                    0.63                             n/a              0.78
                                         ================================================   ==============

  Diluted earnings per share                  0.59                             n/a              0.73
                                         ================================================   ==============

  Shares of common stock used in
  computing earnings per share:

  Basic                                    4,720,000                        217,000      4   4,937,000
                                         ================================================   ==============

  Diluted                                  5,051,000                        217,000      4   5,268,000
                                         ================================================   ==============

           NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED FEBRUARY 28, 1998

         1 To reflect amortization of intangible assets resulting from the application of purchase accounting, producing goodwill of approximately $10,000,000. For amortization purposes, the Company has used a useful life of 20 years.

         2 Contractual reductions in historical compensation of former owners of Cord.

         3 Estimated adjustment to reflect income taxes at effective rate.

         4 Represents shares of Westower common stock issued in connection with the acquisition of Cord as if the shares had been outstanding for the entire period.


     2. Unaudited Condensed Combined Pro Forma Statement of Income for the period ended August 31, 1998:

     WESTOVER CORPORATION
     UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
     SIX MONTHS ENDED AUGUST 31, 1998

                                                                     HISTORICAL
                                                            WESTOVER           CORD               PRO FORMA          PRO FORMA
                                                           CORPORATION     COMMUNICATIONS        ADJUSTMENTS          COMBINED
                                                         -----------------------------------------------------     ----------------
CONTRACT REVENUES EARNED                                    38,671,000       4,498,000                                  43,369,000
COSTS OF REVENUES EARNED                                    29,536,000       3,840,000                                  33,376,000
                                                         -----------------------------------------------------     ----------------
          GROSS PROFIT                                       9,135,000         858,000                   0               9,993,000

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                                     5,511,000       2,860,000             250,000      1        8,536,000
                                                                                                   (85,000)     2
                                                         -----------------------------------------------------     ----------------
OPERATING INCOME                                             3,624,000      (2,002,000)           (165,000)              1,457,000

OTHER INCOME(EXPENSE)
          Other                                                                 17,000                                      17,000
          Interest income                                      244,000           3,000                                     247,000
          Interest expense                                    (263,000)        (25,000)                                   (288,000)
                                                         -----------------------------------------------------     ----------------

                                                               (19,000)         (5,000)                  0                 (24,000)
                                                         -----------------------------------------------------     ----------------
INCOME BEFORE INCOME TAXES                                   3,605,000      (2,007,000)           (165,000)              1,433,000

INCOME TAXES                                                 1,262,000        (555,000)           (211,000)     3          496,000
                                                         -----------------------------------------------------     ----------------
NET INCOME                                                   2,343,000      (1,452,000)             46,000                 937,000
                                                         =====================================================     ================
BASIC EARNINGS PER SHARE                                          0.38                                 n/a                    0.15
                                                         =====================================================     ================
DILUTED EARNINGS PER SHARE                                        0.33                                 n/a                    0.13
                                                         =====================================================     ================
Shares of common stock used in
computing earnings per share:

Basic                                                        6,123,000                             217,000      4        6,340,000
                                                         =====================================================     ================
Diluted                                                      7,117,000                             217,000      4        7,334,000
                                                         =====================================================     ================

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME SIX MONTHS ENDED AUGUST 31, 1998

  1 To reflect amortization of intangible assets resulting from the application of purchase accounting, producing goodwill of approximately $10,000,000. For amortization purposes, the Company has used a useful life of 20 years.

  2  Contractual reductions in historical compensation of former owners of Cord.

  3  Estimated adjustment to reflect income taxes at effective rate.

  4 Represents shares of Westower common stock issued in connection with the acquisition of Cord as if the shares had been outstanding for the entire period.

(c)  Exhibits.

     2.1 Agreement and Plan of Merger, dated as of August 31, 1998, among Cord Communications Incorporated, Cord Acquisition Co., Mark Buechley, Seth Buechley, Mark Reed and Westower Corporation.*

     2.2 Registration Rights Agreement, dated as of August 31, 1998, among Westower Corporation and Mark Buechley, Seth Buechley and Mark Reed.*

     2.3 Employment Agreement, dated as of August 31, 1998, between Cord Acquisition Co. and Mark Buechley.*

     2.4 Employment Agreement, dated as of August 31, 1998, between Cord Acquisition Co. and Seth Buechley.*

    23.1  Consent of Independent Auditor.

________________
* Previously filed.

                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WESTOWER CORPORATION


Date:  November 19, 1998            By: /s/ Peter Lucas
                                       ---------------------------------
                                       Peter Lucas, Senior Vice President,
                                       Chief Financial Officer, Treasurer
                                       and Secretary

                                 Exhibit Index
                                 -------------

Exhibits
--------

2.1 Agreement and Plan of Merger, dated as of August 31, 1998, among Cord Communications Incorporated, Cord Acquisition Co., Mark Buechley, Seth Buechley, Mark Reed and Westower Corporation.*

2.2 Registration Rights Agreement, dated as of August 31, 1998, among Westower Corporation and Mark Buechley, Seth Buechley and Mark Reed.*

2.3 Employment Agreement, dated as of August 31, 1998, between Cord Acquisition Co. and Mark Buechley.*

2.4 Employment Agreement, dated as of August 31, 1998, between Cord Acquisition Co. and Seth Buechley.*

23.1 Consent of Independent Auditor.
__________
* Previously filed.